Exhibit 99.1

Ainos Reports Second Quarter 2026 Results and Highlights Continued AI Nose Execution Across Industrial, Healthcare Infrastructure and Robotics Markets

Ainos, Inc. (NASDAQ:AIMD)(NASDAQ:AIMDW) (“Ainos” or the “Company”) today announced results for the second quarter ended June 30, 2026, and provided a business update on continued execution progress for AI Nose across semiconductor manufacturing, industrial infrastructure, robotics, and healthcare-related environments.

Eddy Tsai, Chairman, President and Chief Executive Officer, commented:

“We believe AI is increasingly expanding beyond understanding text, images, and speech toward interpreting real-world environmental information. This vision continues to guide Ainos’ commercialization strategy for AI Nose. We believe future semiconductor manufacturing, industrial infrastructure, healthcare environments, and robotics applications will increasingly require intelligent environmental awareness, and AI Nose continues to advance steadily toward that objective.”

“During the first half of 2026, we continued executing our commercialization roadmap by expanding AI Nose deployments across semiconductor manufacturing, industrial infrastructure, healthcare, and robotics environments. I believe these deployments not only support commercial applications, but also continuously expand our real-world environmental dataset, strengthen our Smell ID dataset, and enhance the learning and environmental pattern recognition capabilities of our Smell Language Model (SLM), enabling our Smell AI Platform to continue evolving.”

“Since December 2025, AI Nose has accumulated approximately 613 million industrial smell data records, primarily from semiconductor manufacturing environments. We believe these growing real-world datasets represent an important foundation for the long-term development of Smell AI. We believe every new deployment expands application opportunities while further strengthening our platform’s ability to recognize and understand diverse environmental patterns, allowing our Smell AI Platform to continuously learn and evolve through real-world experience.”

“We are encouraged by the progress of our commercialization activities. As existing deployments continue to advance, strategic collaborations expand, and additional real-world data strengthens the platform, we remain focused on executing our commercialization strategy, expanding real-world applications, and steadily advancing the long-term development of our Smell AI Platform.”

Christopher Lee, Chief Financial Officer of Ainos, added, “Our second-quarter results reflect Ainos’ continued execution of its commercialization strategy. We are focused on supporting AI Nose deployments across semiconductor manufacturing, industrial infrastructure, healthcare, and other real-world environments while advancing commercialization initiatives and expanding strategic collaborations that strengthen the Company’s long-term foundation. We continue to believe our activities will help support broader revenue generation opportunities in the second half of 2026.”

Mr. Lee continued, “We remain committed to disciplined capital allocation and financial management while supporting our core commercialization strategy, technology development, and deployment priorities. We will continue focusing on operational efficiency, strategic deployment activities, and financial discipline as we execute our long-term commercialization strategy.”

Second Quarter 2026 and Recent Operational Highlights

●	Advanced deployments associated with the previously announced initial $2.1 million commercial arrangement in backend semiconductor manufacturing environments.

●	Continued pilot programs in selected front-end semiconductor environments.

●	Expanded AI Nose deployment and validation activities across industrial and healthcare infrastructure environments, including facility monitoring, safety, ventilation, equipment, and chemical handling applications.

●	Expanded research activities involving emergency care environments and exhaled breath pattern analysis.

●	Continued robotics-related pilot and deployment activities.

●	Supported use-case expansion through channel and integration partnerships.

●	Continued development of Smell ID datasets and smell language model capabilities using deployment and pilot data.

Ainos is focused on execution, deployment, Smell ID dataset expansion, smell language model development, and strategic commercial expansion, supporting its long-term objective of advancing AI Nose as a scalable Smell AI platform for real-world infrastructure environments.

About AI Nose

AI Nose digitizes scent into Smell ID, an AI-driven form of scent intelligence. The full-stack electronic nose platform integrates high-precision MEMS sensor arrays with proprietary AI algorithms designed to support ppb-level scent detection sensitivity, subject to application conditions and deployment configurations. Smell ID converts analog scent signals into structured, actionable data, while the proprietary Smell Language Model (SLM) is designed to learn, classify, and contextualize complex scent patterns over time.

Built upon more than a decade of accumulated scent data and deep medtech expertise, AI Nose is designed to support continuous monitoring, predictive analysis, and real-time alerts across industrial and manufacturing environments. AI Nose is offered under a SmellTech-as-a-Service architecture, intended to support ongoing access to scent intelligence, analytics, and AI-driven insights through subscription-based deployment models.

About Ainos, Inc.

Ainos, Inc. (NASDAQ:AIMD) is a dual-platform AI and biotech company pioneering smelltech and immune therapeutics. Its AI Nose platform and smell language model (SLM) digitize scent into Smell ID, a machine-readable data format, powering intelligent sensing across robotics, smart factories, and healthcare. The company also develops VELDONA®, a low-dose oral interferon targeting rare, autoimmune, and infectious diseases. Ainos, a fusion of “AI” and “Nose,” is redefining machine perception for the sensory age. To learn more, visit https://www.ainos.com. Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date. Visit media room https://ainos.suite.accessnewswire.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, our expectation that we will incur net losses for the foreseeable future; our ability to become profitable; our ability to raise additional capital to continue our product development; our ability to accurately predict our future operating results; our ability to advance our current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates we develop; the ability to obtain and maintain regulatory approval of our product candidates; delays in completing the development and commercialization of our current and future product candidates; developing and commercializing additional products, including diagnostic testing devices; our ability to compete in the marketplace; compliance with applicable laws, regulations and tariffs, and factors described in the Risk Factors section of our public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Contact Information

Investor Relations

ir@ainos.com

Ainos, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,422,912	$417,353
Accounts receivable	-	22
Inventory, net	308,743	295,565
Other current assets	456,883	425,859
Total current assets	2,188,538	1,138,799
Intangible assets, net	16,983,329	19,226,003
Property and equipment, net	239,635	343,281
Other assets	149,983	163,025
Total assets	$19,561,485	$20,871,108

Liabilities and Stockholders’ Equity
Current liabilities:
Contract liabilities	$350,000	$350,000
Convertible notes payable	11,000,000	-
Loan payable	2,812,940	-
Accrued expenses and other current liabilities	2,114,560	728,683
Total current liabilities	16,277,500	1,078,683
Convertible notes payable - noncurrent	-	11,000,000
Other long-term liabilities	-	1,229,843
Total liabilities	16,277,500	13,308,526
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock, $0.01 par value; 300,000,000 shares authorized as of June 30, 2026 and December 31, 2025, 8,544,073 and 6,982,675 shares issued and 7,384,073 and 5,822,675 shares outstanding as of June 30, 2026, and December 31, 2025, respectively	85,441	69,827
Treasury stock, at cost (1,160,000 shares held as of June 30, 2026 and December 31, 2025)	(1,972,000)	(1,972,000)
Additional paid-in capital	79,982,981	77,234,374
Accumulated deficit	(74,574,859)	(67,520,328)
Accumulated other comprehensive loss	(237,578)	(249,291)
Total stockholders’ equity	3,283,985	7,562,582
Total liabilities and stockholders’ equity	$19,561,485	$20,871,108

Ainos, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Revenues	$152	$4,663	$313	$110,870
Cost of revenues	(53)	(937)	(816)	(19,170)
Gross profit (loss)	99	3,726	(503)	91,700
Operating expenses:
Research and development (including amounts of related party of $220,619 and $449,570 for the three and six months ended June 30, 2026, and $235,424 and $481,685 for the three and six months ended June 30, 2025, respectively)	1,850,409	1,911,800	3,540,269	3,635,884
Selling, general and administrative	2,548,776	1,837,613	3,141,961	3,364,374
Total operating expenses	4,399,185	3,749,413	6,682,230	7,000,258
Loss from operations	(4,399,086)	(3,745,687)	(6,682,733)	(6,908,558)

Non-operating (expenses) income, net:
Interest expense	(200,162)	(177,957)	(377,038)	(358,402)
Other income, net	4,517	(161,346)	5,240	(104,052)
Total non-operating expenses, net	(195,645)	(339,303)	(371,798)	(462,454)

Net loss before income taxes	(4,594,731)	(4,084,990)	(7,054,531)	(7,371,012)
Provision for income taxes	-	-	-	-
Net loss	$(4,594,731)	$(4,084,990)	$(7,054,531)	$(7,371,012)
Net loss per common share - basic and diluted	$(0.62)	$(0.99)	$(1.05)	$(2.02)
Weighted-average shares used in computing net loss per common share-basic and diluted	7,357,150	4,122,131	6,698,030	3,649,994